Exhibit 99.1

OLB Group Announces $6.1 Million Registered Direct Offering

New York, NY, August 18, 2021 (BUSINESS WIRE) -- The OLB Group, Inc. (NASDAQ: OLB) (the “Company”), a provider of cloud-based omni-commerce and payment acceptance solutions for small- and mid-sized merchants, announced today that it has entered into definitive agreements with certain institutional investors for the sale of an aggregate of 1,418,605 shares of common stock at a purchase price of $4.30 per share in a registered direct offering (the “Offering”). The gross proceeds to the Company are expected to be approximately $6.1 million, before deducting placement agent’s fees and Offering expenses payable by the Company.  The Offering is expected to close on or about August 23, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the Offering.

Each share of common stock is being sold, in a concurrent private placement, with one common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will entitle the holder to acquire one share of common stock of the Company (each, a “Warrant Share”) at an exercise price of $5.42 per share, will be exercisable beginning six-months from the date of issuance and will expire five and one-half years from the date of issuance.

The Company intends to use the net proceeds from the Offering for working capital purposes.

The common shares (but not the Warrants or the Warrant Shares) are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-255152) previously filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2021 and declared effective by the SEC on May 3, 2021. The Offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the Offering may be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone: (646) 975-6996 or by e-mail: placements@hcwco.com.

The Warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the Warrant Shares, have not been registered under the Act, or applicable state securities laws. Accordingly, the Warrants and Warrant Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About The OLB Group Inc.

The OLB Group, Inc. is a payment facilitator and commerce service provider that delivers cloud-based merchant services for web-based and brick-and-mortar organizations. OLB provides a seamless, end-to-end digital commerce solution that includes site creation, hosting, transaction processing and payment gateway, order fulfillment, customer service, outbound marketing, sales reporting, and fundraising. With services from private label shopping sites designed to maintain the unique look or feel of the merchant website, to order fulfillment and customer service, OLB remains invisible to the user and promotes the merchant’s brand with market-leading technology and solutions. For more information about solutions, services, or to find a reseller, please visit www.olb.com. Investor information is available at www.olb.com/investors-data.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the completion of the Offering; the satisfaction of customary closing conditions related to the Offering and the intended use of net proceeds from the Offering. These statements relate to future events, future expectations, plans and prospects. Although the Company believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “believes,’’ “estimates,’’ “anticipates,’’ “expects,’’ “plans,’’ “projects,’’ “intends,’’ “potential,’’ “may,’’ “could,’’ “might,’’ “will,’’ “should,’’ “approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risk that our strategic plans for our future business, including entry into new lines of business, will involve significant investment of resources, including on the part of management, and may not be successful, as well as market and other conditions and those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

The OLB Group – Investor Relations

Rick Lutz

InvestorRelations@olb.com

(212) 278-0900 EXT: 333